Exhibit 10.1

EMPLOYMENT, SEPARATION AND GENERAL RELEASE AGREEMENT *

This Employment, Separation and General Release Agreement ("Agreement"), made this 27th day of July, 2022, is entered into by and between Obi Nwokorie, an individual (“Employee”), and Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company") (together, the "Parties").

RECITALS

WHEREAS, Employee is currently employed by the Company as Chief Investment Officer and EVP, Alternative Credit Products and also serves a member of the Board of Directors of the Company;

WHEREAS, the Company and Employee have agreed that Employee's employment with the Company will end on December 31, 2022 and this Agreement is being entered into to set forth the terms for the remainder of Employee’s employment as well as obligations the Company will be responsible for both during the remainder of Employee’s employment and thereafter.

NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Employee and the Company agree as follows:

1.Effective July 1, 2022, Employee’s base salary has been adjusted to $200,000 per year.
2.Employee's position with the Company will terminate effective December 31, 2022 (“Separation Date”), unless otherwise terminated sooner by Employee or the Company. So long as Employee remains employed, Employee will receive all wages due through the Separation Date and reimbursement of any approved expenses incurred by that date without regard to whether Employee signs this Agreement.  Assuming Employee executes this Agreement, Employee will receive the additional benefits described herein, and only such benefits.  Employee will not accrue any vacation benefits, or other benefits beyond the Separation Date, except as set forth herein. The Parties agree that this Agreement supersedes and replaces any and all prior employment and compensation agreements (whether written, oral or implied).  Notwithstanding such termination of employment, Employee shall continue to serve as a member of the Board of Directors in accordance with the terms of the By-laws of the Company.
3.The period between the date of this Agreement and December 31, 2022 shall be referred to as the “Transition Period.”  During the Transition Period, Employee shall work remotely from home with occasional, as-needed use of the Company’s New York office (for so long as the Company leases such space).  Should the Company request Employee to be present in its California offices, then the Company shall pay for any and all airfare, hotel, meal and other travel-related expenses.  In addition, during the Transition Period, Employee shall continue to work on the matters Employee is currently working on and transition such work to other employees of the Company identified by the Company's CEO. Attached hereto as Exhibit A are the primary responsibilities that Employee shall continue to work on and transition as set forth in Exhibit A.
4.Following the Separation Date, if Employee timely elects continued medical insurance coverage under COBRA and executes a further general release consistent with the terms contained herein, then the Company shall pay directly or reimburse Employee for such COBRA premiums for a period of no more than six (6) months beginning with January 2023, or until Employee is covered under another group health insurance plan, whichever occurs first.  At the time Employee elects COBRA, Employee shall notify the Company in writing of such and whether Employee elects to pay and seek reimbursement for, or have the Company pay directly, the COBRA premium.  If Employee elects to voluntarily terminate his employment, or the Company terminates Employee for “Cause”, prior to December 31, 2022, then the Company shall have no obligation to provide payments as set forth in this Section 5.  “Cause” generally

* Portions of this document have been omitted as such information is not material and is the type that the Company normally treats as private or confidential.

means a material reason to terminate Employee’s employment, such as a material violation of company policies and procedures, or a material breach of this Agreement.
5.In addition, except in the event of a termination of Employee by the Company for Cause prior to the Separation Date, Employee shall also be paid the 2021 deferred bonus of $25,000, which shall be paid to Employee on February 22, 2023 as previously agreed.
6.Except for those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, Employee on behalf of Employee, Employee’s descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company, as well as its subsidiaries and all affiliates, past and present, and each of them, as well as its and their directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as "Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employee now owns or holds or Employee has at any time heretofore owned or held or may in the future hold as against said Releasees, arising out of or in any way connected with Employee’s employment relationship with the Company, or Employee’s separation from employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement.  Nothing in the foregoing or this Agreement will prevent Employee from filing a claim for unemployment compensation or for workers’ compensation benefits.
7.Employee acknowledges that Employee has not filed, initiated, or prosecuted (or caused to be filed, initiated, or prosecuted) any lawsuit, complaint, charge, action, compliance review, investigation, or proceeding with respect to any claim this Agreement purports to waive, and promises never to do so in the future, whether as a named plaintiff, class member, or otherwise.  If, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on Employee’s behalf, Employee will use Employee’s best efforts to cause it immediately to be withdrawn and dismissed with prejudice.  Employee is currently not aware of any facts that would give rise to a claim for workers’ compensation benefits, and is not aware of any work-related injury Employee has suffered.
8.It is the intention of Employee in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified.  In furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon Employee by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.  SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Employee acknowledges that Employee may hereafter discover claims or facts in addition to or different from those which Employee either now knows or believes to exist with respect to the subject matter of this

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Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement.  Nevertheless, Employee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.  Employee acknowledges that Employee understands the significance and consequence of such release and such specific waiver of SECTION 1542.

9.Employee also expressly acknowledges and agrees that, by entering into this Agreement, Employee is waiving any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement.  Employee further expressly acknowledge and agree that:

a.Employee was orally advised and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

b.Employee was informed that Employee had twenty-one (21) days within which to consider the Agreement; and

c.Employee was informed that Employee has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement and the Agreement will not be effective or enforceable until the revocation period has expired.

1.If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.
2.Employee acknowledges that by reason of Employee’s position with the Company, Employee has been given access to marketing lists, lists of customers, marketing plans, strategic business projections and plans and similar confidential or proprietary materials or information respecting the Company’s business affairs.  Employee may have executed confidentiality agreements as a condition of employment.  Nothing in this Agreement diminishes any of Employee’s obligations under any such confidentiality agreements, and Employee acknowledges that Employee has complied, and will continue to comply, with those agreements. Employee agrees that Employee will not disclose, use, or induce or assist in the use or disclosure of any Company confidential information, or anything related thereto, nor will Employee use such information for any business with which Employee is affiliated, or for any competitor of the Company, without the prior express written consent of the Company. Employee specifically acknowledges and agrees that compliance with this paragraph is a material term and inducement to the Company in agreeing to the consideration herein.  Employee acknowledges and agrees that a violation of the foregoing would be treated as a material breach of this Agreement, entitling the Company immediately to seek recovery of any consideration already paid to Employee herein without affecting the enforceability of the releases provided herein by Employee.
3.The Company and Employee agree that the terms and conditions of this Agreement shall remain confidential as between the Parties.  Neither the Company nor Employee shall disclose the terms and conditions of this Agreement to any other person, other than such Parties legal and financial advisors or, in the case of Employee, members of Employee's family, who shall also be advised of its confidentiality and who shall agree to be bound by this confidentiality agreement.  Without limiting the generality of the foregoing, Employee specifically agrees that Employee shall not disclose information regarding this Agreement to any current or former employee of the Company.

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4.While this Agreement resolves all issues between the Company and Employee, as well as any future effects of any acts or omissions, it does not constitute an admission by the Company of any violation of federal, state or local law, ordinance or regulation or of any violation of any Company policy or procedure, or of any liability or wrongdoing whatsoever.  Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of liability or wrongdoing by the Company.  This Agreement may be introduced, however, in any proceeding to enforce the Agreement.  Such introduction shall be pursuant to an order protecting its confidentiality.
5.Employee agrees that Employee will not make any negative or disparaging comments about the Company, its brands, products, officers, directors, employees or agents, to any employee of the Company or to any third party.  In addition, Employee agrees that for one year following the execution of this Agreement, Employee will not, directly or indirectly, solicit or encourage any then employee of the Company to resign his or her employment with the Company and to work for any competitor of the Company.  Employee acknowledges and agrees that violation of the foregoing would be a material breach of this Agreement, entitling the Company to seek recovery of any consideration paid to Employee herein, without affecting the enforceability of the releases provided herein by Employee.
6.This instrument constitutes and contains the entire agreement and final understanding concerning Employee’s employment, separation from the same and the other subject matters addressed herein between the Parties.  It is intended by the Parties as a complete and exclusive statement of the terms of their agreement.  It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof.  Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party.  This is a fully integrated agreement.
7.This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.
8.This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.  In addition, the Parties agree that this Agreement may be executed electronically (i.e. via DocuSign) and such electronic execution will have the same binding effect, validity and enforceability as a “wet” signature.
9.No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement.  No waiver shall be binding unless in writing and signed by the party waiving the breach.
10.In the event of any litigation brought by either Party in any way concerning this Agreement, the prevailing party shall, in addition to any fees or costs awarded, be entitled to its reasonable attorneys’ fees.
11.The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.
12.All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email or facsimile and also mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

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If to Employee:

[**]

If to the Company:

Impac Mortgage Holdings, Inc.

19500 Jamboree Blvd.

Irvine, California 92612

Attention: Joe Joffrion

E-mail: joe.joffrion@impacmail.com

and

Attention: Natasha Gilmore

E-mail: Natasha.Gilmore@impacmail.com

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address.  In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter.  Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

** Omitted pursuant to Item 601(a)(5) of Regulation S-K. Company undertakes to provide omitted schedules and attachments to the SEC upon request.

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I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.  I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

EXECUTED this 27th day of July, 2022, at New York, New York.

/s/ Obi Nwokorie
Employee Signature

EXECUTED this 27th day of July, 2022, at Irvine, California.

Impac Mortgage Holdings, Inc.

/s/ Joseph Joffrion
SVP General Counsel

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Exhibit A **

** Omitted pursuant to Item 601(a)(5) of Regulation S-K. Company undertakes to provide omitted schedules and attachments to the SEC upon request.

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